EXHIBIT 99.1

Aerojet Rocketdyne Holdings, Inc. Reports 2023 First Quarter Results

Record first quarter reported sales of $566 million

EL SEGUNDO, Calif., May 04, 2023 (GLOBE NEWSWIRE) -- Aerojet Rocketdyne Holdings, Inc. (NYSE:AJRD) (the “Company”) today reported results for the three months ended March 31, 2023.

Financial Overview

	Three months ended March 31,
	2023	2022
	(In millions, except percentage and per share amounts)
Net sales	$566.3	$511.1
Net income	27.8	27.8
Net income as a percentage of net sales	4.9%	5.4%
Adjusted Net Income (Non-GAAP measure*)	34.4	36.9
Adjusted Net Income (Non-GAAP measure*) as a percentage of net sales	6.1%	7.2%
Earnings Per Share (“EPS”) - Diluted	0.34	0.33
Adjusted EPS (Non-GAAP measure*)	0.43	0.44
Adjusted EBITDAP (Non-GAAP measure*)	58.7	69.3
Adjusted EBITDAP (Non-GAAP measure*) as a percentage of net sales	10.4%	13.6%
Cash used in operating activities	(32.8)	(75.0)
Free cash flow (Non-GAAP measure*)	(34.4)	(77.2)

_________
* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States (“GAAP”). A reconciliation of the Non-GAAP measures to the most directly comparable GAAP measures is included at the end of the release.

Aerojet Rocketdyne Holdings, Inc. increased its top line by 11% year over year, achieving its highest ever first quarter sales at $566 million. Backlog of $6.8 billion is an increase of 6% from $6.4 billion a year ago, with $2.4 billion currently expected to convert to sales in the next 12 months. Backlog includes an award announced in the quarter from Lockheed Martin Corporation to power additional Terminal High Altitude Area Defense (“THAAD”) interceptors. The award is for lots 13/14 as well as foreign military sales. The Adjusted EBITDAP margin of 10.4% in the quarter includes a one-time, out of period adjustment of $6.5 million related to excess costs on fixed-price contracts in nearly complete or inactive status as well as $5 million additional stock compensation related to changes in the fair value of previously granted stock appreciation rights. Excluding changes in contract estimates and stock compensation, the Adjusted EBITDAP margin was 13.7% in the first quarter compared with 13.9% in the prior year. Free cash outflow of $34 million is significantly improved from an outflow of $77 million in the first quarter of 2022.

“We continue to win important new programs as evidenced by our steady backlog position, and we started the year strong with our highest sales quarter ever. We’re also pleased to have entered into a $216 million cooperative agreement with the Department of Defense’s Office of Manufacturing Capability Expansion and Investment Prioritization (“MCEIP”) which will allow us to build additional modernized facilities, purchase advanced equipment, and automate manufacturing processes at our Arkansas, Alabama and Virginia sites,” said Eileen P. Drake, Aerojet Rocketdyne CEO and president. “These funds will support increased production of rocket propulsion for Javelin, Stinger and the Guided Multiple Launch Rocket System (“GMLRS”) and will build on Aerojet Rocketdyne’s ongoing investments in modern, efficient facilities and innovative technologies and processes to support the development of next generation capabilities for Tactical missile systems, advanced Hypersonics, Strategic Missile and Missile Defense systems, including the Next Generation Interceptor (“NGI”) and the Sentinel Ground Based Strategic Deterrent. This agreement reflects the continued support and commitment to excellence of the Company, our customers and the end users of our products.”

First quarter of 2023 compared with first quarter of 2022

The increase in net sales was primarily driven by an increase on the NGI, RL10, and Patriot GEM-T programs. Net income was unchanged for the periods.

Backlog

As of March 31, 2023, the Company's total remaining performance obligations, also referred to as backlog, totaled $6.8 billion. The Company expects to recognize approximately 35%, or $2.4 billion, of the remaining performance obligations as sales over the next twelve months, an additional 27% the following twelve months, and 38% thereafter. A summary of the Company's backlog is as follows:

	March 31, 2023	December 31, 2022
	(In billions)
Funded backlog	$3.0	$3.1
Unfunded backlog	3.8	3.7
Total backlog	$6.8	$6.8

Total backlog includes both funded backlog (unfilled orders for which funding is authorized, appropriated and contractually obligated by the customer) and unfunded backlog (firm orders for which funding has not been appropriated). Indefinite delivery and quantity contracts and unexercised options are not reported in total backlog. Backlog is subject to funding delays or program restructurings/cancellations, which are beyond the Company's control.

L3Harris Technologies, Inc. (“L3Harris”) Merger Agreement

On December 17, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with L3Harris and Aquila Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of L3Harris (“Merger Sub”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “Merger”) with the Company being the surviving corporation and a wholly-owned subsidiary of L3Harris.

Subject to the terms and conditions set forth in the Merger Agreement, each share of the Company's common stock outstanding as of immediately prior to the effective time of the Merger will be canceled and converted into the right to receive $58.00 in cash, without interest, plus, if the closing occurs after September 17, 2023, $0.0025 for each calendar day elapsed after such date up to and including the closing date.

On March 15, 2023, the Company received a request for additional information from the Federal Trade Commission as part of the regulatory review process for the acquisition of the Company by L3Harris.

On March 16, 2023, the stockholders of the Company voted in favor of approving the Merger Agreement at a special meeting.

Closing of the Merger is anticipated to occur in 2023, subject to various customary conditions, including regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

In the three months ended March 31, 2023, the Company recorded $20.0 million of costs associated with the Merger with L3Harris. The components of the Merger costs are as follows (in millions):

Consulting and other professional costs	$11.4
Legal	4.6
Internal labor (including $0.8 million of recurring employee costs)	4.0
$20.0

Out of Period Adjustment

During the three months ended March 31, 2023, the Company recorded an out of period adjustment related to the completeness and accuracy of its accounting for excess costs on fixed-price contracts in nearly complete or inactive status. The out of period adjustment resulted in a decrease in net sales of $6.0 million, an increase in cost of sales of $0.5 million, and a decrease in the income tax provision of $1.7 million in the three months ended March 31, 2023. The Company has evaluated the effects of this error, both qualitatively and quantitatively, and does not believe the correction was material to any current or prior interim or annual periods that were affected.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which could cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

  failure to complete the proposed merger with L3Harris;
  litigation risk and contractual restrictions on the Company while the proposed merger with L3Harris is pending;
  other effects of the proposed merger with L3Harris, including its potential to distract management’s focus from the day-to-day operations of the Company and the negative impact the pending merger may have on employee retention;
  reductions, delays or changes in U.S. government spending;
  cancellation or material modification of one or more significant contracts;
  failure of the Company's subcontractors or suppliers to perform their contractual obligations;
  loss of key qualified suppliers of technologies, components, and materials;
  impacts of the war in Ukraine;
  the release, unplanned ignition, explosion, or improper handling of dangerous materials used in the Company's businesses;
  risks inherent to the real estate market;
  impacts of climate change;
  cost overruns on the Company's contracts that require the Company to absorb excess costs;
  failure of the Company's information technology infrastructure, including a successful cyber-attack, accident, unsuccessful outsourcing of certain information technology and cyber security functions, or security breach that could result in disruptions to the Company's operations;
  changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;
  the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
  a strike or other work stoppage or the Company's inability to renew collective bargaining agreements on favorable terms;
  changes in estimates related to contract accounting;
  the funded status of the Company's defined benefit pension plan and the Company's obligation to make cash contributions in excess of the amount that the Company can recover in its current period overhead rates;
  the substantial amount of debt that places significant demands on the Company's cash resources and could limit the Company's ability to borrow additional funds or expand its operations;
  the Company's ability to comply with the financial and other covenants contained in the Company's debt agreements;
  failure to secure contracts;
  costs and time commitment related to potential and/or actual acquisition activities may exceed expectations;
  failure to comply with regulations applicable to contracts with the U.S. government;
  failure of the Company's information technology infrastructure or failure to perform by the Company's third party service providers;
  product failures, schedule delays or other problems with existing or new products and systems;
  the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
  environmental claims related to the Company's current and former businesses and operations including the inability to protect or enforce previously executed environmental agreements;
  reductions in the amount recoverable from environmental claims;
  significant risk exposures and potential liabilities that are inadequately covered by insurance;
  limitations associated with our stockholders' ability to obtain favorable judgement from the Court of Chancery in the State of Delaware;
  failure to fully remediate the existing material weakness and maintain effective internal controls;
  business disruptions to the extent not covered by insurance;
  changes or clarifications to current tax law or procedural guidance could adversely impact the Company’s tax liabilities and effective tax rate;
  exposures and uncertainties related to claims and litigation;
  effects of changes in discount rates and actuarial estimates, actual returns on plan assets, and government regulations on defined benefit pension plans;
  inability to protect the Company's patents and proprietary rights; and
  those risks detailed in the Company's reports filed with the SEC.

About Aerojet Rocketdyne Holdings, Inc.

Aerojet Rocketdyne Holdings, Inc., headquartered in El Segundo, California, is an innovative technology-based manufacturer of aerospace and defense products and systems, with a real estate segment that includes activities related to the entitlement, sale, and leasing of the Company’s excess real estate assets. More information can be obtained by visiting the Company’s websites at www.rocket.com or www.aerojetrocketdyne.com.

Contact information:
Investors: Kelly Anderson, investor relations 310.252.8155

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statement of Operations
	Three months ended March 31,
	2023	2022
	(In millions, except per share amounts)
Net sales	$566.3	$511.1
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	488.2	425.5
Selling, general and administrative expense	10.3	8.2
Depreciation and amortization	13.3	14.4
Other expense, net
Merger	20.0	—
Legal matters	—	16.1
Other	1.2	4.2
Total operating costs and expenses	533.0	468.4
Operating income	33.3	42.7
Non-operating:
Retirement benefits (income) expense	(2.4)	0.3
Interest income and other	(3.8)	0.2
Interest expense	5.7	3.9
Total non-operating (income) expense, net	(0.5)	4.4
Income before income taxes	33.8	38.3
Income tax provision	6.0	10.5
Net income	$27.8	$27.8
Earnings per share of common stock
Basic earnings per share	$0.34	$0.34
Diluted earnings per share	$0.34	$0.33
Weighted average shares of common stock outstanding, basic	80.6	80.2
Weighted average shares of common stock outstanding, diluted	80.7	85.8

Aerojet Rocketdyne Holdings, Inc.
Unaudited Operating Segment Information
	Three months ended March 31,
	2023	2022
	(In millions)
Net Sales:
Aerospace and Defense	$565.7	$510.5
Real Estate	0.6	0.6
Total Net Sales	$566.3	$511.1
Segment Performance:
Aerospace and Defense	$55.7	$62.7
Environmental remediation provision adjustments	(0.3)	(0.4)
GAAP/Cost Accounting Standards retirement benefits expense difference	9.5	9.2
Unusual items	(3.8)	(16.3)
Aerospace and Defense Total	61.1	55.2
Real Estate	(0.3)	(0.1)
Total Segment Performance	$60.8	$55.1
Reconciliation of segment performance to income before income taxes:
Segment performance	$60.8	$55.1
Interest expense	(5.7)	(3.9)
Interest income and other	3.8	(0.2)
Stock-based compensation	(4.5)	0.9
Corporate retirement benefits	0.8	—
Corporate and other	(5.2)	(8.2)
Unusual items	(16.2)	(5.4)
Income before income taxes	$33.8	$38.3

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales less applicable costs, expenses and provisions for unusual items relating to the segment. Excluded from segment performance are: corporate income and expenses, interest expense, interest income, income taxes, and unusual items not related to the segment. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance.

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheet
	March 31, 2023	December 31, 2022
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$272.5	$322.1
Restricted cash	3.1	3.1
Marketable securities	11.2	10.5
Accounts receivable	177.4	126.6
Contract assets	417.0	451.1
Other current assets	116.8	155.6
Total Current Assets	998.0	1,069.0
Noncurrent Assets
Right-of-use assets	51.4	54.5
Property, plant and equipment, net	411.9	420.2
Recoverable environmental remediation costs	216.1	221.5
Deferred income taxes	240.1	208.7
Goodwill	161.4	161.4
Intangible assets	26.6	28.3
Other noncurrent assets	207.5	208.2
Total Noncurrent Assets	1,315.0	1,302.8
Total Assets	$2,313.0	$2,371.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$14.8	$14.7
Accounts payable	122.8	142.1
Reserves for environmental remediation costs	37.9	36.9
Contract liabilities	307.6	334.7
Other current liabilities	167.2	218.7
Total Current Liabilities	650.3	747.1
Noncurrent Liabilities
Long-term debt	284.9	288.4
Reserves for environmental remediation costs	247.4	253.6
Pension benefits	227.2	229.3
Operating lease liabilities	44.5	46.2
Other noncurrent liabilities	295.9	265.9
Total Noncurrent Liabilities	1,099.9	1,083.4
Total Liabilities	1,750.2	1,830.5
Commitments and contingencies
Stockholders’ Equity
Common stock	8.1	8.0
Other capital	501.0	507.2
Treasury stock	(63.0)	(63.0)
Retained earnings	204.8	176.6
Accumulated other comprehensive loss, net of income taxes	(88.1)	(87.5)
Total Stockholders’ Equity	562.8	541.3
Total Liabilities and Stockholders’ Equity	$2,313.0	$2,371.8

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
	Three months ended March 31,
	2023	2022
	(In millions)
Operating Activities
Net income	$27.8	$27.8
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	13.3	14.4
Stock-based compensation	4.5	(0.9)
Retirement benefits, net	(3.3)	(6.6)
Other, net	(0.5)	0.9
Changes in assets and liabilities:
Accounts receivable	(50.8)	(82.8)
Contract assets	34.1	(17.8)
Other current assets	38.9	5.9
Recoverable environmental remediation costs	5.4	5.5
Other noncurrent assets	0.5	6.8
Accounts payable	(20.3)	(19.0)
Contract liabilities	(27.1)	0.2
Other current liabilities	(49.6)	45.3
Deferred income taxes	(31.2)	(45.8)
Reserves for environmental remediation costs	(5.2)	(2.7)
Other noncurrent liabilities	30.7	(6.2)
Net Cash Used in Operating Activities	(32.8)	(75.0)
Investing Activities
Capital expenditures	(1.6)	(2.2)
Net Cash Used in Investing Activities	(1.6)	(2.2)
Financing Activities
Dividend payments	(0.5)	(1.2)
Debt repayments	(3.9)	(7.1)
Repurchase of shares for withholding taxes under equity plans	(14.1)	(4.3)
Proceeds from shares issued under equity plans	3.3	0.3
Net Cash Used in Financing Activities	(15.2)	(12.3)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(49.6)	(89.5)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	325.2	703.4
Cash, Cash Equivalents and Restricted Cash at End of Period	$275.6	$613.9

Use of Unaudited Non-GAAP Financial Measures

Adjusted EBITDAP, Adjusted Net Income and Adjusted EPS

The Company provides the Non-GAAP financial measures of its performance called Adjusted EBITDAP, Adjusted Net Income and Adjusted EPS. The Company uses these metrics to measure its operating and total Company performance. The Company believes that for management and investors to effectively compare core performance from period to period, the metrics should exclude items that are not indicative of, or are unrelated to, results from the ongoing business operations, such as retirement benefits (pension and postretirement benefits), significant non-cash expenses, the impacts of financing decisions on earnings, and items incurred outside the ordinary, ongoing and customary course of business. Accordingly, the Company defines Adjusted EBITDAP as GAAP net income adjusted to exclude interest expense, interest income, income taxes, depreciation and amortization, retirement benefits net of amounts that are recoverable under the Company's U.S. government contracts, and unusual items. Adjusted Net Income and Adjusted EPS exclude retirement benefits net of amounts that are recoverable under its U.S. government contracts and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted Net Income and Adjusted EPS do not represent, and should not be considered an alternative to, net income or diluted EPS as determined in accordance with GAAP.

	Three months ended March 31,
	2023	2022
	(In millions, except per share and percentage amounts)
Net income	$27.8	$27.8
Interest expense	5.7	3.9
Interest income and other	(3.8)	0.2
Income tax provision	6.0	10.5
Depreciation and amortization	13.3	14.4
GAAP retirement benefits (income) expense	(2.4)	0.3
CAS recoverable retirement benefits expense	(7.9)	(9.5)
Unusual items	20.0	21.7
Adjusted EBITDAP	$58.7	$69.3
Net income as a percentage of net sales	4.9%	5.4%
Adjusted EBITDAP as a percentage of net sales	10.4%	13.6%
Net income	$27.8	$27.8
GAAP retirement benefits expense	(2.4)	0.3
CAS recoverable retirement benefits expense	(7.9)	(9.5)
Unusual items	20.0	21.7
Income tax impact of adjustments (1)	(3.1)	(3.4)
Adjusted Net Income	$34.4	$36.9
Diluted EPS	$0.34	$0.33
Adjustments	0.09	0.11
Adjusted EPS	$0.43	$0.44
Diluted weighted average shares, as reported and adjusted	80.7	85.8

_________

(1)  The income tax impact is calculated using the federal and state statutory rates in the corresponding period.

Free Cash Flow

The Company also provides the Non-GAAP financial measure of Free Cash Flow. Free Cash Flow is defined as cash flow from operating activities less capital expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flows from operations presented in accordance with GAAP. The Company uses Free Cash Flow, both in presenting its results to stakeholders and the investment community, and in the Company's internal evaluation and management of the business. Management believes that this financial measure is useful because it provides supplemental information to assist investors in viewing the business using the same tools that management uses to evaluate progress in achieving the Company's goals. The following table summarizes Free Cash Flow:

	Three months ended March 31,
	2023	2022
	(In millions)
Net cash used in operating activities	$(32.8)	$(75.0)
Capital expenditures	(1.6)	(2.2)
Free Cash Flow	$(34.4)	$(77.2)

Because the Company's method for calculating these Non-GAAP measures may differ from other companies’ methods, the Non-GAAP measures presented above may not be comparable to similarly titled measures reported by other companies. These measures are not recognized in accordance with GAAP, and the Company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.